Exhibit 99.01

Continucare Corporation Reports 52% Increase in Net Income for Fourth Quarter of Fiscal 2009

Achieves 36% Increase in Net Income for Fiscal 2009

MIAMI--(BUSINESS WIRE)--September 10, 2009--Continucare Corporation (NYSE Amex:CNU) today reported financial results for its fourth quarter and fiscal year ended June 30, 2009. Financial highlights for the quarter include:

  Total revenue increased 14% to $75.3 million, compared to $66.1 million in the fourth quarter of fiscal 2008;
  Income from operations increased 55% to $7.8 million, compared to $5.0 million in the fourth quarter of fiscal 2008; and
  Net income increased 52% to $4.8 million, or $0.08 per diluted share, compared to $3.2 million, or $0.05 per diluted share, in the fourth quarter of fiscal 2008.

Full Year Results

For the fiscal year ended June 30, 2009, total revenue increased 11% to $281.3 million compared to $254.4 million in the prior fiscal year. Income from operations for fiscal 2009 increased 38% to $24.7 million compared to $17.9 million for fiscal 2008. Net income for fiscal 2009 increased 36% to $15.3 million, or $0.24 per diluted share, compared to $11.3 million, or $0.16 per diluted share, for fiscal 2008.

Balance Sheet

Continucare’s cash and cash equivalents increased to $13.9 million at June 30, 2009 compared to $9.9 million at June 30, 2008, while working capital increased to $25.5 million at June 30, 2009 compared to $20.3 million at June 30, 2008. Total liabilities were $14.1 million at June 30, 2009 compared to $13.3 million at June 30, 2008. Shareholders’ equity increased to $111.2 million at June 30, 2009 from $105.2 million at June 30, 2008.

“A strong fourth quarter capped another record year,” said Richard C. Pfenniger, Jr., Continucare’s Chairman and Chief Executive Officer. “Revenue growth, improved utilization outcomes and other operating efficiencies combined to produce 52% and 36% increases in our fourth quarter and full fiscal year net income, respectively, while our cash and working capital positions remain strong and our balance sheet continues to be virtually debt free.”

About Continucare Corporation

Continucare provides primary care physician services on an outpatient basis through a network of medical facilities and independent physician affiliates (IPAs) in the State of Florida. Continucare has 18 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides health practice management services to IPAs who practice primary care medicine in South Florida. Continucare assists these physicians with medical utilization and pharmacy management and specialist network development, freeing them to devote more time to patient care. Also, through its subsidiary, Seredor Corporation, Continucare operates 13 sleep diagnostic centers in six states. For more information please visit www.continucare.com.

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements including the following: our operations are dependent on three health maintenance organizations; under our most important contracts we are responsible for the cost of medical services to our patients in return for a capitated fee; our revenues will be affected by the Medicare Risk Adjustment program; if we are unable to manage medical benefits expense effectively, our profitability will likely be reduced; a failure to estimate incurred but not reported medical benefits expense accurately will affect our profitability; we compete with many health care providers for patients and HMO affiliations; we may not be able to successfully recruit or retain existing relationships with qualified physicians and medical professionals; our business exposes us to the risk of medical malpractice lawsuits; we primarily operate in Florida; a significant portion of our voting power is concentrated; we are dependent on our executive officers and other key employees; we depend on the management information systems of our affiliated HMOs; we depend on our information processing systems; the volatility of our stock price; a failure to successfully implement our business strategy could materially and adversely affect our operations and growth opportunities; our intangible assets represent a substantial portion of our total assets; competition for acquisition targets and acquisition financing and other factors may impede our ability to acquire other businesses and may inhibit our growth; our acquisitions could result in integration difficulties, unexpected expenses, diversion of management’s attention and other negative consequences; health care reform initiatives, particularly changes to the Medicare system, could adversely affect our operations; a decrease to our Medicare capitation payments may have a material adverse effect on our results of operations, financial position and cash flows; we are subject to government regulation; the health care industry is subject to continued scrutiny; our insurance coverage may not be adequate, and rising insurance premiums could negatively affect our profitability; deficit spending and economic downturns could negatively impact our results of operations; and many factors that increase health care costs are largely beyond our ability to control. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our most recent annual report on Form 10-K and other filings with the SEC and we urge you to read those documents. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,
ASSETS	2009	2008
Current assets:
Cash and cash equivalents	$13,895,823	$9,905,740
Due from HMOs, net of a liability for incurred but not reported medical claims expense of approximately $23,719,000 and $23,900,000 at June 30, 2009 and 2008, respectively	17,323,599	15,325,783
Prepaid expenses and other current assets	812,970	708,841
Deferred income tax assets	141,420	413,932
Total current assets	32,173,812	26,354,296
Certificates of deposit, restricted	1,233,653	1,274,147
Property and equipment, net	10,489,383	8,363,427
Goodwill	73,204,582	73,204,582
Intangible assets, net of accumulated amortization of approximately $3,406,000 and $2,168,000 at June 30, 2009 and 2008, respectively	5,253,666	6,492,333
Deferred income tax assets	2,795,588	2,574,472
Other assets, net	152,702	227,047
Total assets	$125,303,386	$118,490,304
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$652,305	$402,718
Accrued expenses and other current liabilities	4,455,675	4,458,119
Income taxes payable	1,575,511	1,198,722
Total current liabilities	6,683,491	6,059,559
Deferred income tax liabilities	6,435,732	6,256,205
Other liabilities	981,640	948,263
Total liabilities	14,100,863	13,264,027
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value: 100,000,000 shares authorized; 59,391,049 shares issued and outstanding at June 30, 2009 and 64,796,303 shares issued and outstanding at June 30, 2008	5,939	6,480
Additional paid-in capital	105,210,519	114,514,853
Accumulated earnings (deficit)	5,986,065	(9,295,056)
Total shareholders’ equity	111,202,523	105,226,277
Total liabilities and shareholders’ equity	$125,303,386	$118,490,304

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited) Three-Months Ended June 30,		Year Ended June 30,

	2009	2008	2009	2008

Revenue	$75,270,033	$66,095,772	$281,270,360	$254,440,048
Operating expenses:
Medical services:
Medical claims	53,483,994	47,240,423	199,167,856	181,097,183
Other direct costs	6,921,562	6,506,166	28,456,121	26,942,472
Total medical services	60,405,556	53,746,589	227,623,977	208,039,655
Administrative payroll and employee benefits	3,262,322	3,206,950	12,655,975	12,119,139
General and administrative	3,850,991	4,141,446	16,261,750	16,413,801
Total operating expenses	67,518,869	61,094,985	256,541,702	236,572,595
Income from operations	7,751,164	5,000,787	24,728,658	17,867,453
Other income (expense):
Interest income	22,405	94,524	174,039	602,826
Interest expense	(4,070)	(50,865)	(21,255)	(67,898)
Income before income tax provision	7,769,499	5,044,446	24,881,442	18,402,381
Income tax provision	2,970,823	1,883,478	9,600,321	7,132,727
Net income	$4,798,676	$3,160,968	$15,281,121	$11,269,654

Net income per common share:
Basic	$.08	$.05	$.25	$.16
Diluted	$.08	$.05	$.24	$.16

Weighted average common shares outstanding:
Basic	59,385,410	67,217,043	61,405,620	68,862,836
Diluted	60,536,072	68,327,375	62,488,340	70,007,760

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$15,281,121	$11,269,654
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,303,327	2,507,535
Loss on impairment of fixed assets	-	171,515
Loss on disposal of fixed assets	65,760	-
Provision for bad debts	-	181,081
Compensation expense related to issuance of stock options	1,163,472	1,332,786
Excess tax benefits related to exercise of stock options	(116,593)	-
Deferred income tax expense	230,923	(198,598)
Changes in operating assets and liabilities:
Due from HMOs, net	(1,997,816)	(1,251,657)
Prepaid expenses and other current assets	(104,129)	676,782
Other assets	42,735	(128,743)
Accounts payable	249,587	(605,151)
Accrued expenses and other current liabilities	(33,689)	145,851
Income taxes payable	549,398	1,131,324
Net cash provided by operating activities	17,634,096	15,232,379

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of certificates of deposit	(682,948)	(112,512)
Proceeds from sales of certificates of deposit	723,442	15,000
Purchase of property and equipment	(3,100,935)	(939,270)
Net cash used in investing activities	(3,060,441)	(1,036,782)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment on long-term debt	-	(6,083)
Principal repayments under capital lease obligations	(115,225)	(113,249)
Proceeds from exercise of stock options	23,375	64,375
Excess tax benefits related to exercise of stock options	116,593	-
Payment of fees related to issuance of stock	-	(45,000)
Repurchase of common stock	(10,608,315)	(11,452,147)
Net cash used in financing activities	(10,583,572)	(11,552,104)

Net increase in cash and cash equivalents	3,990,083	2,643,493
Cash and cash equivalents at beginning of fiscal year	9,905,740	7,262,247
Cash and cash equivalents at end of fiscal year	$13,895,823	$9,905,740

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING TRANSACTIONS:
Purchase of equipment, furniture and fixtures with proceeds of capital lease obligations	$123,831	$38,922
Retirement of treasury stock	$10,608,315	$11,452,147

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for taxes	$8,820,000	$6,200,000
Cash paid for interest	$16,255	$20,898

CONTACT:
Continucare Corporation, Miami
Fernando L. Fernandez, Senior Vice President – Finance, 305-500-2105